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                                                                   EXHIBIT 99.14




                       CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the incorporation by reference in this Registration Statement on Form N-14 of our report dated November 7, 2001, relating to the financial statements and financial highlights of Berger Mid Cap Growth Fund and Berger New Generation Fund (two of the portfolios constituting Berger Investment Portfolio Trust), which appears in the September 30, 2001 Annual Reports to Shareholders of Berger Investment Portfolio Trust, which are also incorporated by reference into the Registration Statement. We also consent to the references to us throughout such Registration Statement.



PricewaterhouseCoopers LLP

Denver, Colorado
February 28, 2002